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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                        -----------------------------

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         November 20, 1995
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                               Alpharel, Inc.
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              (Exact name of registrant as specified in charter)


           California                   0-15935                95-3634089
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(State or other jurisdiction of  (Commission file number)     (IRS employer
        incorporation)                                      identification no.)


9339 Carroll Park Drive, San Diego, California                    92121
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(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code    (619) 625-3000
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                               Not applicable
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        (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.


A.      DESCRIPTION OF PROPOSED TRANSACTION.

              Alpharel, Inc., a California corporation (the "Company"), has entered into a letter of intent dated November 20, 1995 (the "Letter of Intent") with Jay Tanna, the founder and Managing Director of Trimco Group plc, a United Kingdom company ("Trimco"), and Document Management Systems Limited, a company affiliated with Mr. Tanna, providing for the purchase of all of the outstanding shares of Trimco. Document Management Systems Limited and another entity affiliated with Mr. Tanna together control approximately 70% of the outstanding shares of Trimco.

              Under the Letter of Intent, the Company would acquire the Trimco shares for an aggregate purchase price of $14,650,000, comprised of $6,550,000 in cash and shares of Company common stock having a value of $8,100,000. For this purpose, the value per share of Company common stock would be deemed to be the lesser of a) the average daily closing price per share of Company common stock on the Nasdaq National Market for the period commencing July 17, 1995 and ending on the trading day immediately prior to the closing date of the acquisition and b) the average daily closing price per share of Company common stock on the Nasdaq National Market for the 10 trading days immediately preceding the closing date of the acquisition. The average closing price of Company common stock during the period July 17, 1995 through November 16, 1995 was $4.99. Such price would result in the issuance of approximately 1,623,000 shares of Company common stock to the Trimco shareholders. However, further fluctuations in the price of Company common stock could result in material changes in the number of shares to be issued. The shares of common stock would be issued to the Trimco shareholders, none of whom are residents of the United States, in reliance on the exemption set forth in Regulation S of the Securities and Exchange Commission from the registration requirements of the Securities Act of 1933.

              The principal terms of the Letter of Intent are not legally binding on the parties. However, Mr. Tanna and Document Management Systems Limited are subject to a binding covenant prohibiting, through December 31, 1995, discussions or negotiations by them with third parties interested in acquiring Trimco. Although the parties are not bound by the terms of the Letter of Intent, the Letter of Intent provides that the proposed purchase of the Trimco shares would be consummated on terms and conditions substantially similar to those set forth in a draft purchase and sale agreement attached to the Letter of Intent (the "Draft Agreement"). Under the Draft Agreement, the selling shareholders of Trimco would make no representations and warranties with respect to Trimco. Accordingly, in the event that the acquisition of Trimco by the Company is consummated and Trimco suffers any loss or claim, such loss or claim generally would not be subject to any right of recovery or indemnification from the Trimco shareholders in favor of the Company, unless the Company prevails on a claim of fraudulent disclosure or willful concealment of information, in which event a claim may be made against certain shareholders (in each case limited in amount to the consideration received by such shareholder).

              The Letter of Intent and Draft Agreement contemplate that Mr. Tanna would remain as managing director of Trimco and would refrain from engaging in any business competitive with Trimco for a period of two years after the closing of the acquisition. The Company anticipates that Mr. Tanna would, in addition, be appointed Executive Vice President and a Director of the Company. The loss of the services of Mr. Tanna in the future would have an adverse effect on Trimco's operations and prospects. Entities affiliated with Mr. Tanna would receive approximately 70% of the shares of Company common stock to be issued to Trimco shareholders. Mr. Tanna has agreed that no more than 12.5% of the shares issued to such entities would be sold in each three-month period after the consummation of the acquisition.

              The Company expects the acquisition to be consummated in December 1995. However, consummation is contingent upon the agreement of all of the approximately 15 Trimco shareholders to the acquisition on the terms contemplated by the Letter of Intent, the receipt of financing by the Company to fund the cash portion of the purchase price and certain other customary conditions. Although the Company has engaged in preliminary discussions with potential financing sources, the Company has received no commitment from any such source to provide such financing. The Company anticipates that such financing would be obtained through the issuance of common

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stock or securities convertible into or exercisable for common stock.  The price per share at which any such common stock is issued may be less than the current market price per share of Company common stock, thereby resulting in dilution to Company shareholders. There can be no assurance that the Company will be successful in obtaining financing for the transaction or that the acquisition of Trimco will be consummated on the terms contemplated by the Letter of Intent.

              In conjunction with the Letter of Intent, the Company has agreed to make cash expenditures of approximately $950,000 and to issue shares of Company common stock having a value of approximately $640,000 (at the time of closing) to provide incentives to Trimco personnel to remain in Trimco's employ after the closing and to facilitate the integration of the operations of the Company and Trimco.

B.   DESCRIPTION OF BUSINESS OF TRIMCO GROUP, PLC.

              Trimco was incorporated in 1988 in the United Kingdom and has its principal offices in Ealing, London in the United Kingdom. Trimco has developed a line of software products for the capture, viewing, mark-up editing, storage, distribution and workflow management of documents.
Trimco's products focus on applications involving technical documents such as engineering drawings and blueprints, yet many of Trimco's customers also use Trimco's products in managing and manipulating office documents and electronic files. The products are marketed primarily through Value-Added Resellers, distributors and systems integrators, although Trimco has successfully pursued direct business with end-user clients, particularly for larger and more complex installations of its software. The following business and financial information regarding Trimco was provided to the Company by Trimco.

MARKETS/PRODUCTS AND SERVICES

Trimco's operations commenced in 1987 and deliveries to Trimco's first customers were initiated shortly thereafter. Initial sales involved the resale of other companies' products and the provision of services to convert documents to electronic format. As Trimco matured, research and development efforts yielded client software products running on the Microsoft Windows operating system that allowed Trimco to reduce its dependency upon third party software suppliers. Trimco sought to differentiate its products from competitors through the speed of document retrieval, "postage-stamp" overview/preview of documents and "hot-spot" linkage between the areas of an image being viewed and other associated documents, among others.

              By 1992, Trimco had developed a wide range of client software products for the technical document management market based on the Trimco Targeted Image Extraction (TIE) technology working in conjunction with "commodity" operating systems such as Windows, Macintosh (Apple Computer) OS, and UNIX. In addition, considerable work had been completed to create document management and retrieval solutions working in conjunction with standard industry relational database software from providers such as Oracle, Sybase and Informix. Expanding upon this new base of software products, the company initiated sales in the United States, South Africa, continental Europe, the Middle East, India and Asia through both direct and indirect sales efforts.

              Development efforts have continued to the present and Trimco offers a range of products resulting from its own research and development efforts and including solutions for workflow management (routing of documents and activity according to software-defined rules and paths), product data management (for the control of documents throughout the lifecycle of product development, manufacturing and support) and further enhancement of both client document access tools and server-based document management tools. Trimco has also entered into resale and integration agreements with certain other software providers to allow full solutions to be provided to Trimco's customers.


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              Trimco's principal product offerings include:


                   (1) Target/PE (Personal Edition): a software solution for adding document management capabilities to personal workstations for use by a single user.

                   (2) Target/WG (Work Group): a software solution aimed at the departmental or work group market allowing networking of multiple target/PE users together, while adding the ability to access relational database storage for larger numbers of documents.

                   (3) Trimco/PRO: a suite of software solutions encompassing the needs of extended enterprises for document management including:

                        (a) Win-Track: software for document tracking, indexing, storage, and retrieval to and from large relational databases.

                        (b)  TIE (Targeted Image Extraction) Document Image
          Processing: a set of software modules encompassing the requirements for viewing, scanning, quality control, annotation, redlining, editing and file conversion. TIE also provides very rapid retrieval and viewing of documents over a network.

                        (c) Workflow: software for establishing routing and security of documents as they pass through a business process.

                        (d) Core: software for UNIX servers to provide core functionality to large document management solutions such as printing, batch process management and file recovery and enhancement.

                   (4) Professional services: services for tailoring and customization of Trimco products to specific customer needs as well as incorporation of third party software and hardware components to create complete solutions.

                   (5) Maintenance Services: provision of help-desk, problem tracking and resolution, and fixes and patches to customers under either warranty or maintenance contracts. Trimco provides maintenance both directly and through Value-Added Resellers and distributors.

              Document management solutions for smaller users and departments range in price from $10,000 to $50,000. Solutions for enterprise customers range in price from $250,000 to over $2 million. Value-Added Resellers and distributors provide most of the smaller sales for Trimco, while the larger sales are generally pursued in partnership with a systems integrator or through direct sales efforts by Trimco, usually involving senior management.

              In the past two years, customer requirements for document management systems have shifted toward high-speed retrieval, viewing, manipulation, routing, and aggregating of documents over distributed networks of powerful server computers and large numbers of desktop workstations and personal computers. All these tasks are being demanded by customers to complement and enhance business process management applications such as manufacturing management, financial management, customer service and product development and maintenance. Several standards bodies have emerged to attempt to establish common interface standards between major components of documents management systems and business applications. Two such standards bodies are the Workflow Management Coalition and the Document Management Alliance.


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              Trimco's research and development efforts have focused on
compliance with proposed standards and customer demand for high-speed retrieval, viewing and routing over distributed networks of large numbers of workstations and personal computers. Although the Company and Trimco historically have both participated in the integrated document management market, they have generally targeted different industry and geographic segments. The Company intends to continue to support through its development efforts and to actively market both the Alpharel and Trimco product sets. Nevertheless, the Company's and Trimco's research and development efforts in the past have overlapped to a significant degree. As a result, the Company anticipates that redirection of the combined research and development resources of the two companies after the closing would enable them to expand the development projects that they can pursue jointly in an effort to develop new products and greater product functionality.

CUSTOMERS

              Trimco's customers are primarily large corporations and governmental agencies. Typical users of Trimco software products and services are in the petrochemical industry, energy-generating utilities, railways, construction, financial services, and aerospace. Governmental users include the European Space Agency and Nirex [U.K.] Ltd.

              During the fiscal year ended June 30, 1995, three customers accounted for 15%, 12% and 10% of Trimco's revenue, respectively. In fiscal year 1994 sales to one of Trimco's U.S. distributors and one other customer accounted for 20% and 10%, respectively, of Trimco's revenue. That U.S. distributor and Trimco have been unable to reach agreement on the terms of a continuing distribution relationship. Accordingly, the distribution agreement between them has been terminated, although Trimco expects to continue to offer its products in the United States in part through this distributor. Upon consummation of the acquisition, the Company intends to expand direct sales of Trimco products in the United States through the Company's existing sales and marketing force working together with Trimco personnel.


BACKLOG

At June 30, 1995, Trimco's backlog of software and professional services revenue was L826,000 ($1,312,000) and its maintenance backlog was L311,000 ($495,000). Trimco's contract backlog consists of the aggregate anticipated revenue remaining to be earned at a given time from the uncompleted portions of its existing contracts. It does not include revenues that may be earned if customers exercise options to make additional purchases. The amount of contract backlog is not necessarily indicative of future contract revenues because short-term contracts, modifications to or terminations of present contracts and production delays can provide additional revenues or reduce anticipated revenues. Like the Company's backlog, Trimco's backlog is typically subject to large variations from time to time when new contracts are awarded. Consequently, it is difficult to make meaningful comparisons of backlog.



FACILITIES AND EMPLOYEES

Trimco's main operations are located at a leased facility at 111 Uxbridge Road, Ealing, London, W5 2TZ, United Kingdom. In addition, Trimco has one leased office in Florida from which a small number of field sales, maintenance and research and development personnel operate. As of November 11, 1995, Trimco had 94 employees, of whom 45 were engaged in engineering and research and development activities, 33 in marketing and program/maintenance support and 16 in operations and administration.

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C.   FINANCIAL INFORMATION

              For the year ended June 30, 1995, Trimco had revenue of L5,601,000 ($8,842,000) and net income of L230,000 ($363,000) as compared to
1994 revenue of L4,434,000 ($6,639,000) and net income of L193,000
($288,000). As of June 1995, Trimco's total assets amounted to L2,938,000 ($4,674,000), including cash of L316,000 ($503,000) and working capital of L318,000 ($506,000). For the three months ended September 30, 1995, Trimco reported revenue of L1,034,000 ($1,611,000) and a net loss of L261,000 ($408,000) as compared to the comparable period in 1994, when Trimco reported revenue of L795,000 ($1,233,000) and a net loss of L337,000 ($523,000).
Traditionally, Trimco's first quarter ending September 30 is characterized by lower revenues and weaker operating results than other quarters, primarily due to the effects of the European holiday schedule on July and August operations.

              Financial statements for the three months ended September 30, 1995 have not yet been completed by Trimco and provided to the Company. The audited consolidated financial statement of Trimco for the years ended June 30, 1993, 1994, and 1995 are attached hereto as Exhibit 99.1.

              It is anticipated that the acquisition of Trimco by the Company would be accounted for using the purchase method. A substantial portion of the purchase price relates to research and development projects undertaken by Trimco, thereby resulting in a charge against the Company's operations upon consummation of the acquisition equal to the amount thereof. In addition, the Company may incur additional charges associated with the integration of Trimco's and the Company's existing operations subsequent to the consummation of the acquisition. The amount of the charges which would result from the transaction, while substantial, have not been determined at this time. Because a substantial portion of the purchase price would be charged against the Company's operations, consummation of the acquisition would likely result in a material reduction in net tangible book value per share of the Company's common stock.

              Upon consummation of the acquisition a substantial portion of the Company's consolidated revenues and backlog would be denominated in the currencies of foreign nations, including principally the United Kingdom. Accordingly, the Company would become subject to the effects on its results of operations of fluctuations of the value of such currencies as compared to the dollar.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits:

               99.1 Consolidated Financial Statements of Trimco Group, plc for the years ended June 30, 1993, 1994 and 1995.

               99.2     Consent of Independent Accountants.




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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 20, 1995

                                       ALPHAREL, INC.


                                       By:         /s/ JOHN W. LOW
                                           John W. Low, Chief Financial Officer




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EXHIBIT INDEX
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                                                                   SEQUENTIALLY
                                                                   NUMBERED
EXHIBIT NO.       DESCRIPTION                                      PAGE
-----------       -----------                                      ------------


99.1 Financial Statements of Trimco Group, plc for the years ended June 30, 1993, 1994 and 1995.

99.2              Consent of Independent Accountants




CA953140.005/4+





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